Exhibit 10.1

AMENDMENT NO. 1

This AMENDMENT NO. 1 (the “Agreement”) dated as of July 26, 2012 (the “Effective Date”) is among Continental Resources, Inc., an Oklahoma corporation (“Borrower”), Banner Pipeline Company LLC (the “Guarantor”), the Lenders (as defined below), and Union Bank, N.A., as Administrative Agent and as Issuing Lender (as each such term is defined below).

RECITALS

A. The Borrower is party to that certain Seventh Amended and Restated Credit Agreement dated as of June 30, 2010 (as the same has been and may be amended, restated or modified from time to time, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

B. The Borrower, the Lenders, the Issuing Lender and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, increase the Borrowing Base (as defined in the Credit Agreement) and make certain amendments to the Credit Agreements as provided herein.

THEREFORE, the Borrower, the Lenders, the Administrative Agent and the Issuing Lender hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Borrowing Base Increase.

(a) Borrowing Base. Effective as of the date hereof, the Borrowing Base is hereby redetermined to be $2,750,000,000 and such Borrowing Base shall remain in effect at that level until the Borrowing Base is next redetermined pursuant to Section 2.02(b) or Section 2.02(c) of the Credit Agreement.

(b) Present Value. Effective as of the date hereof, the Present Value is hereby redetermined to be $5,617,145,000 and such Present Value shall remain in effect at that level until the Present Value is next redetermined pursuant to Section 2.02(d) of the Credit Agreement.

Section 4. Amendments.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms:

“Collateral Coverage Date” shall have the meaning given such term in Section 5.08.

“Collateral Coverage Period” shall have the meaning given such term in Section 5.08.

“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (a) the Mortgaged Present Value to (b) the lesser of (i) the Borrowing Base then in effect on the date of determination and (ii) the Aggregate Commitments at such date of determination.

“Mortgaged Present Value” means, as of any date of determination, the calculation of the present value (using the average of the discount rates then customarily utilized by the Administrative Agent for reserve valuation purposes, which, on the Effective Date, is a 9% discount rate) of the projected future net revenues attributable to the Mortgaged Present Value Production utilizing the price assumptions used by the Administrative Agent in evaluating its oil and gas loans generally; provided that, the portion of Mortgaged Present Value attributed to Proven Reserves which are not then categorized as “producing” shall not exceed 25% of the resulting total Mortgaged Present Value. For purposes of calculating “Mortgaged Present Value”, the present value of any Proven Reserves attributable to the Mortgaged Present Value Production which are then categorized as “proved developed non-producing” shall be risk-weighted by 25% and the present value of any Proven Reserves attributable to the Mortgaged Present Value Production which are then categorized as “proved undeveloped” shall be risk-weighted by 50%.

“Mortgaged Present Value Production” means, at any time of determination, the projected production of Hydrocarbons (measured by volume unit or BTU equivalent, not sales price) from properties and interests owned by any Obligor which are subject to an Acceptable Security Interest, as such production is projected in the most recent Engineering Report delivered pursuant to Section 5.06(c), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental report which is satisfactory to the Administrative Agent.

“Super-Majority Borrowing Base Lenders” means, as of the date of determination, Lenders holding at least 90% of the aggregate Commitments on such date of determination, or if the Commitments have been terminated or expired, at least 90% of the outstanding principal amount of the Revolving Advances, Letter of Credit Exposure and Swing Line Advances (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and Swing Line Advances being deemed to be “held” by such Lender for purposes of this definition) on such date of determination.

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(b) Section 2.02(a) of the Credit Agreement is hereby amended by replacing the last sentence of clause (iii) in its entirety with the following:

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, the Borrower may not elect to convert to an Additional Covenant Period from a BB Period without the prior written consent of the Super-Majority Lenders.

(c) Section 2.02(b) of the Credit Agreement is hereby amended by replacing clauses (i) and (ii) therein in their entirety with the following:

(b) Semi-Annual Redetermination of Borrowing Base.

(i) The Borrower shall deliver to the Administrative Agent and each of the Lenders on or before each March 31st (or April 30th in the event the Borrower is not then a public company required to file reports with the SEC) beginning March 31, 2013 (or April 30, 2013, if applicable), an Independent Engineering Report dated effective as of the immediately preceding December 31, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event within 45 days after receipt of such information), make a determination of the Borrowing Base, which shall become effective upon approval by the Required Lenders (or the Super-Majority Borrowing Base Lenders if the Borrowing Base is to be increased) and subsequent written notification from the Administrative Agent to the Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base as set forth in this Section 2.02.

(ii) The Borrower shall deliver to the Administrative Agent and each Lender on or before each September 30th (or October 31st in the event the Borrower is not then a public company required to file reports with the SEC), beginning September 30, 2012 (or October 31, 2012, if applicable) an Internal Engineering Report dated effective as of the immediately preceding June 30 and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event with 45 days after receipt of such information), make a determination of the Borrowing Base, which shall become effective upon approval by the Required Lenders (or the Super-Majority Borrowing Base Lenders if the Borrowing Base is to be increased) and subsequent written notification from the Administrative Agent to the Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base as set forth in this Section 2.02.

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(d) Section 2.02(b) of the Credit Agreement is hereby amended by replacing clause (iv)(A) in its entirety with the following:

(A) except during a Collateral Coverage Period, the Borrower and its Subsidiaries, as applicable, own the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens) with at least 80% (by value) (or in the case of the Engineering Report delivered prior to the date hereof, at least 70% by value) of the Proven Reserves covered therein subject to an Acceptable Security Interest,

(e) Section 2.02(c) of the Credit Agreement is hereby amended and replaced in its entirety with the following:

(c) Interim Redetermination of Borrowing Base. At all times during a BB Period, in addition to the Borrowing Base redeterminations provided for in Section 2.02(b), the Administrative Agent and the Lenders may, either in their sole discretion or at the request of the Borrower and based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(e)), make additional redeterminations of the Borrowing Base during any six-month period between scheduled redeterminations; provided that, neither the Administrative Agent and the Lenders nor the Borrower shall be permitted to request more than one such unscheduled redetermination during any six-month period between scheduled redeterminations, unless the redetermination is requested in connection with or as a result of an Acquisition or the acquisition of Oil and Gas Properties having a value in excess of 5% of the Present Value then in effect. Additionally, the Administrative Agent and the Lenders may request an additional redetermination in connection with any sale or proposed sale of Oil and Gas Properties of the Borrower or any of its Subsidiaries, which together with all such sales made since the most recent redetermination of the Borrowing Base, have a market value of equal to or greater than 5% of the Present Value then in effect to the extent any such sale is otherwise permitted by this Agreement. The party requesting the redetermination shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (c) is to be performed; provided that, no such prior written notice shall be required for any redetermination made by the Lenders during the existence of an Event of Default. In connection with any redetermination of the Borrowing Base under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and its Subsidiaries’ business (including its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may request, including an updated Independent Engineering Report. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event within 45 days after receipt of such information), make a determination of the Borrowing Base, which shall become effective upon approval by the Required Lenders (or the Super-Majority Borrowing Base Lenders if the Borrowing Base is to be increased). The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base as so redetermined.

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(f) Section 2.02(f) of the Credit Agreement is hereby amended by replacing the last sentence thereof in its entirety with the following:

Notwithstanding the foregoing, if a Reinstatement Date occurs, the Borrower and its Subsidiaries shall cause the Administrative Agent to have an Acceptable Security Interest in Oil and Gas Properties of the Borrower and its Subsidiaries representing 80% of the present value of such Oil and Gas Properties as determined by the most recently delivered Engineering Report; provided that, this requirement shall not apply during any Collateral Coverage Period.

(g) Section 5.06(l) of the Credit Agreement is hereby amended by replacing the reference to “$10,000,000” with “$50,000,000”.

(h) Section 5.08 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 5.08 Requirement to Pledge Oil and Gas Properties.

(a) At all times after August 31, 2010 other than during the Release Period, the Borrower shall, and shall cause each Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in at least 80% (by value) of all of the Borrower’s and its Subsidiaries’ Proven Reserves and associated Oil and Gas Properties, as determined by the most recently delivered Engineering Report. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, any time that the Collateral Coverage Ratio is greater than or equal to 1.75 to 1.00, the provisions of this Section 5.08(a) shall not apply (any such period when this Section 5.08(a) does not apply being the “Collateral Coverage Period”).

(b) Further, if at any time during a Collateral Coverage Period the Collateral Coverage Ratio becomes less than 1.75 to 1.00 (the date of such occurrence being the “Collateral Coverage Date”), the Borrower shall, and shall cause each Subsidiary to, no later than 120 days after the Collateral Coverage Date, either (i) grant to the Administrative Agent an Acceptable Security Interest in at least 80% (by value) of all of the Borrower’s and its Subsidiaries’ Proven Reserves and associated Oil and Gas Properties, as determined by the most recently delivered Engineering Report, or (ii) grant to the Administrative Agent an Acceptable Security Interest in certain of the Borrower’s and its Subsidiaries’ Proven Reserves and associated Oil and Gas Properties, as determined by the most recently delivered Engineering Report, such that the Collateral Coverage Ratio is at least 1.75 to 1.00; provided that, this requirement shall not apply during the Release Period.

(i) Section 5.10 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 5.10 Title. At all times after September 30, 2012, other than during the Release Period, the Borrower shall, from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title opinions (including, if requested, supplemental or new title opinions addressed to it) or other title evidence reflecting that the Obligors have good and marketable title to Oil and Gas Properties whose aggregate present value, as determined by the most recently delivered Engineering Report, is at least equal to

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an amount determined by multiplying the aggregate Commitments then in effect by 1.225 (which equals 70% of 1.75), and which title opinions or other title evidence shall be in form and substance reasonably acceptable to the Administrative Agent in its sole discretion.

(j) Section 6.02(f) of the Credit Agreement is hereby amended by replacing the reference to “$50,000,000” with “$100,000,000”.

(k) Section 6.17 of the Credit Agreement is hereby amended by replacing the reference to “3.75 to 1.00” with “4.00 to 1.00”.

(l) Section 9.01(a) of the Credit Agreement is hereby amended by replacing clause (vi) in its entirety with the following:

(vi) amend the definition of “Required Lenders”, the definition of “Super-Majority Lenders” or the definition of “Super-Majority Borrowing Base Lenders”,

(m) Schedule I – Applicable Margins / Pricing Grid attached to the Credit Agreement is hereby replaced in its entirety with Schedule I – Applicable Margins / Pricing Grid attached to this Agreement.

(n) Schedule II – Notice Information and Commitments attached to the Credit Agreement is hereby replaced in its entirety with Schedule II – Notice Information and Commitments attached to this Agreement.

Section 5. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 6. Reaffirmation of Guaranty. The Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that the Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment of, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Agreement. The Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

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Section 7. Conditions to Effectiveness. This Agreement, the increase in the Commitments and the increase in the Borrowing Base provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders.

(b) No Default shall have occurred and be continuing as of the Effective Date.

(c) The representations and warranties in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

(d) The Borrower shall have paid (i) the fees due on the date hereof to the Administrative Agent, on account of certain of the Lenders, as agreed to between the Borrower and the Administrative Agent pursuant to the July Fee Letter, and (ii) all costs and expenses of counsel to the Administrative Agent which have been invoiced to the Borrower at least one Business Day prior to the date hereof and are payable pursuant to Section 9.03(a) of the Credit Agreement.

(e) The Administrative Agent shall have received a certificate, dated as of the Effective Date, duly executed and delivered by a Responsible Officer of the Borrower (i) certifying that (A) the representations and warranties contained in Article IV of the Credit Agreement and in the other Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 4.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.06 of the Credit Agreement, and (B) no Default exists and (ii) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase.

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Section 8. Acknowledgments and Agreements.

(a) The Borrower hereby agrees that, on or before September 30, 2012, or such later date as the Administrative Agent shall determine in its sole discretion, the Borrower shall deliver to the Administrative Agent satisfactory title opinions (including, if requested, supplemental or new title opinions addressed to it) or other title evidence reflecting that the Obligors have good and marketable title in accordance with Section 5.10 of the Credit Agreement as amended hereby.

(b) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(c) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as otherwise expressly contemplated herein, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(d) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12. Governing Law. The governing law provisions set forth in Section 9.14 of the Credit Agreement apply to this Agreement.

Section 13. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

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EXECUTED effective as of the date first above written.

BORROWER:	CONTINENTAL RESOURCES, INC.

	By:	/s/ John D. Hart
John D. Hart, Senior Vice President, Chief Financial Officer and Treasurer

GUARANTOR:	BANNER PIPELINE COMPANY LLC
(for purposes of Section 6 only)

	By:	/s/ John D. Hart
John D. Hart, Manager

Signature Page to Amendment No. 1

ADMINISTRATIVE AGENT/ ISSUING LENDER/LENDER:	UNION BANK, N.A.,
as Administrative Agent, Issuing Lender
and a Lender

	By:	/s/ Randall L. Osterberg
	Name:	Randall L. Osterberg
	Title:	Sr. Vice President - US Marketing Manager

Signature Page to Amendment No. 1

COMPASS BANK,
as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Signature Page to Amendment No. 1

THE ROYAL BANK OF SCOTLAND PLC as a Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Authorised Signatory

Signature Page to Amendment No. 1

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

Signature Page to Amendment No. 1

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christopher Renyi
Name:	Christopher Renyi
Title:	Vice President

Signature Page to Amendment No. 1

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page to Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	Vice President

Signature Page to Amendment No. 1

CITIBANK, N.A., as a Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

Signature Page to Amendment No. 1

CAPITAL ONE, N.A.,
as a Lender

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Vice President

Signature Page to Amendment No. 1

Bank of Scotland plc, New York Branch

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President

Signature Page to Amendment No. 1

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ David Urban
Name:	David Urban
Title:	Associate Director

Signature Page to Amendment No. 1

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Bebi Yasin
Name:	Bebi Yasin
Title:	Authorized Signatory

Signature Page to Amendment No. 1

COMERICA BANK, as a Lender

By:	/s/ V. Mark Fuqua
Name:	V. Mark Fuqua
Title:	Senior Vice President

Signature Page to Amendment No. 1

MIDFIRST BANK,
as a Lender

By:	/s/ James P. Boggs
Name:	James P. Boggs
Title:	Senior Vice President

Signature Page to Amendment No. 1

SCHEDULE I

Applicable Margins

PRICING GRID

Utilization Level		Eurodollar Rate Advances	Reference Rate Advances	Letter of Credit Fee	Commitment Fee
Level I	Equal to or greater than 90%	2.50%	1.50%	2.50%	0.50%
Level II	Less than 90% but equal to or greater than 75%	2.25%	1.25%	2.25%	0.50%
Level III	Less than 75% but equal to or greater than 50%	2.00%	1.00%	2.00%	0.50%
Level IV	Less than 50% but equal to or greater than 25%	1.75%	0.75%	1.75%	0.375%
Level V	Less than 25%	1.50%	0.50%	1.50%	0.375%

Schedule I

SCHEDULE II

NOTICE INFORMATION AND COMMITMENTS

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent/Issuing Lender/Swing Line Lender:

Union Bank, N.A.

Lincoln Plaza

500 N. Akard Street, Suite 4200

Dallas, Texas 75201

Attention: Mr. Randall Osterberg / with a copy to Hannah Payne

Facsimile: 214-922-4209

Borrower:

Continental Resources, Inc.

20 N. Broadway

P.O. Box 269097

Oklahoma City, OK 73126

Attention: John Hart

Facsimile: 405-234-9000

Lenders:	Commitments
Union Bank, N.A.	$150,000,000.00
Compass Bank	$125,000,000.00
The Royal Bank of Scotland plc	$125,000,000.00
U.S. Bank National Association	$125,000,000.00
Bank of America, N.A.	$125,000,000.00
JPMorgan Chase Bank, N.A.	$125,000,000.00
Wells Fargo Bank, National Association	$139,750,000.00
Citibank, N.A.	$97,050,000.00
Capital One, N.A.	$97,050,000.00
Bank of Scotland plc, New York Branch	$97,050,000.00
UBS AG, Stamford Branch	$97,050,000.00
Toronto Dominion (New York) LLC	$97,050,000.00
Comerica Bank	$50,000,000.00
MidFirst Bank	$50,000,000.00

Total:	$1,500,000,000.00

Schedule II